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                                                                    EXHIBIT 23.5

                               CONSENT OF KPMG LLP

We consent to the use of our audit report dated February 6, 2002, with respect to the Consolidated Balance Sheets of PepsiCo, Inc. and Subsidiaries as of December 29, 2001 and December 30, 2000, and the related Consolidated Statements of Income, Cash Flows and Common Shareholders' Equity for each of the years in the three-year period ended December 29, 2001, incorporated herein by reference and to the reference to our firm under the heading "Independent Accountants" in the prospectus.

                                            /s/ KPMG LLP

New York, New York
December 20, 2002